UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) August 9, 2012

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 9, 2012, Jonathan P. Ferrando, Executive Vice President, General Counsel and Secretary of AutoNation, Inc. (the “Company”), entered into a stock trading plan (“the Plan”), in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company's insider trading policy. The Plan provides for (1) the sale of up to 92,000 shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), to be acquired through the exercise of employee stock options and (2) the acquisition of 8,000 shares of Common Stock through the exercise of employee stock options (which shares will be held by Mr. Ferrando), in each case if the market price of the Common Stock reaches or exceeds certain minimum price thresholds specified in the Plan. As of August 9, 2012, Mr. Ferrando has exceeded the level of Common Stock ownership required under the Company's executive stock ownership guidelines, and the full execution of the Plan would increase the number of shares of Common Stock held by Mr. Ferrando. The Plan is scheduled to terminate on February 8, 2013 (or sooner under certain circumstances including the sale of all 92,000 shares and acquisition of all 8,000 shares under the Plan). Any transactions executed in accordance with the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: August 10, 2012	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando Executive Vice President, General Counsel and Secretary